Exhibit 99.1


                   eMerge Interactive To Receive $3 Million
               Accelerated Lease Payment From Excel Corporation

    SEBASTIAN, Fla., Nov. 24 /PRNewswire-FirstCall/ -- eMerge Interactive, Inc. (Nasdaq: EMRG), a technology company providing VerifEYE(TM) food-safety systems, individual-animal tracking and database management services to the $40 billion beef industry, today announced it will receive $3 million from Excel Corporation representing an accelerated lease payment for the first three VerifEYE(TM) Carcass Inspection Systems (CIS). Excel Corporation is a leading meat processor and is a wholly owned subsidiary of Cargill, Incorporated.
    As previously announced, Excel has approved eMerge's CIS for installation and use in all of its North American processing facilities. Furthering its commitment to provide the highest quality beef products possible, Excel has now agreed to provide eMerge with a $3 million accelerated lease payment in lieu of 36 monthly lease payments for the first three CIS units. Under the terms of this three-unit lease agreement, eMerge will receive a $0.9 million payment in November 2003 and a $2.1 million payment in January 2004, when two additional units are delivered. Lease agreements for the four remaining Excel plants will be finalized after site evaluations and preparations have been completed and the installation dates are established.
    "This is an important development for eMerge Interactive," stated David C. Warren, President and CEO of eMerge Interactive. "We continue making progress in strengthening our balance sheet and positioning our company for growth; the $3 million in accelerated lease payments is a major step in obtaining the working capital necessary to successfully execute our business plan. We view Excel's decision to install our CIS units at all of its North American facilities as a confirmation of our technology while their up-front commitment speaks to their confidence in our future."

    About eMerge Interactive
    eMerge Interactive, Inc. is a technology company providing individual-animal tracking, food-safety and data management services to the beef production industry. The Company's individual animal-tracking technologies include CattleLog(TM), an exclusive data-collection and reporting system that enables beef-verification and branding. The Company's food-safety technologies include VerifEYE(TM), a meat-inspection system that was developed and patented by scientists at Iowa State University and the Agricultural Research Service of the USDA, for which eMerge Interactive holds exclusive rights to its commercialization.

     For additional information regarding this press release contact:
     Juris Pagrabs, eMerge's CFO, at 772-581-9741
     Darren E. Barker, Investor Relations International, 818-382-9706

    This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as "anticipates," "believes," "expects," "intends," "may," "will" and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including the acceptance by our customers of electronic commerce as a means of conducting business, our ability to grow revenue and margins, our ability to implement our acquisition and expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements.

SOURCE  eMerge Interactive, Inc.
    -0-                             11/24/2003
    /CONTACT: Juris Pagrabs, CFO, eMerge, +1-772-581-9741; or Darren E. Barker, Investor Relations International, +1-818-382-9706, for eMerge/
    /Web site:  http://www.emergeinteractive.com /
    (EMRG)

CO:  eMerge Interactive, Inc.; Excel Corporation; Cargill, Incorporated
ST:  Florida
IN:  CPR AGR
SU: